Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact:	Larry Gerdes, CEO, larry.gerdes@trcr.com
404-364-8000

January 4, 2005

(BW) (TRANSCEND SERVICES, INC.)(TRCR)

TRANSCEND SECURES $5.6 MILLION CREDIT FACILITY;

MDI CO-FOUNDER ACCELERATES $300,000 DEBT TO EQUITY CONVERSION

Atlanta, Georgia – TRANSCEND SERVICES, INC. (TRCR/Nasdaq SmallCap) today announced that it has secured a four year, $5.6 million credit facility with Healthcare Finance Group (HFG) which replaces the Company’s previous $2.0 million credit facility with Bank of America, N.A. The new facility includes a $3.6 million revolving accounts receivable-based line of credit and up to $2.0 million of term loans to fund acquisitions. Borrowings bear interest at LIBOR plus 4%, are secured by Company assets and require that the Company maintain certain financial and other covenants.

“We are extremely pleased to partner with Healthcare Finance Group,” stated Larry G. Gerdes, the Company’s Chief Executive Officer. “This new facility is structured to give us the flexibility and financial resources we need to grow intelligently in 2006 and beyond. Our positive experience with the MDI acquisition illustrates the important role acquisitions can play in our growth strategy. There are numerous transcription firms that could benefit from the strong transcription platform we have developed – firms that don’t have the resources to develop the platform themselves. The acquisition financing from HFG will enable us to execute on this part of our overall strategy.”

Philip Marsden, Regional Vice President of HFG, stated “We are excited about our new partnership with Transcend. As specialists in healthcare financing, we understand Transcend’s unique needs and look forward to participating in both their organic and acquisition growth plans.”

Transcend also announced today that Sue McGrogan, a co-founder of the Company’s subsidiary, Medical Dictation Inc. (“MDI”), has invested $300,000 in Transcend as of December 26, 2005 through a reduction in the January 31st, 2006 installment payment on the note payable to Ms. McGrogan related to the MDI acquisition. Ms. McGrogan received 140,815 shares of common stock at a price of $2.13 per share. This transaction required an amendment to the previously announced August 15, 2005 option agreement in order to accelerate the portion of the options related to the conversion of notes to equity. The three remaining $100,000 cash purchase options are still exercisable on the six-month anniversary dates of the execution of the option agreement.

Ms. McGrogan stated: “Transcend and MDI have enjoyed what I consider to be a very successful integration since the acquisition almost a year ago. I believe in our Company and the direction we are headed. We have a strong management team in place and we’re doing the things that need to be done to reverse our recent poor performance. Together, we offer a robust set of transcription solutions to healthcare providers. We’re listening to what our customers are telling us and are striving to improve our service delivery every day.”

About Transcend Services, Inc.

Transcend believes that accurate, reliable and timely transcription creates the foundation for the patient medical record. To this end, the Company has created Internet-based, speech-recognition enabled, voice-to-text systems that allow its skilled medical language specialists to securely and quickly produce the highest quality medical documents. The Company’s wide range of transcription and editing services encompass everything needed to securely receive, type, edit, format and distribute electronic copies of physician-dictated medical documents, from overflow projects to complete transcription outsourcing.

For more information, visit http://www.transcendservices.com.

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, Section 27A of the Securities Act of 1933, as amended and pursuant to the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may relate to financial results and plans for future business activities, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are competitive pressures, loss of significant customers, the mix of revenue, changes in pricing policies, delays in revenue recognition, lower-than-expected demand for the Company’s products and services, business conditions in the integrated health care delivery network market, general economic conditions, and the risk factors detailed from time to time in the Company’s periodic reports and registration statements filed with the Securities and Exchange Commission. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such speak only as of the date made.

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